UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 22, 2009

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to Form 8-K is an amendment to the Current Report on Form 8-K filed by ARCA biopharma, Inc. (“ARCA”) on January 28, 2009 (the “Original 8-K”) to report under Items 1.01, 2.01, 2.03, 3.03, 5.01, 5.02, 5.03 and 9.01 the completion of the business combination described therein on January 27, 2009 and certain consequences thereof and matters related thereto. On January 29, 2009, ARCA filed an Amendment No. 1 (“Amendment No. 1”) to the Original 8-K to provide the historical audited and unaudited financial information and unaudited pro forma financial information that was required to be filed under Item 9.01 of Form 8-K in connection with the completion of that transaction.

ARCA is filing this Amendment No. 2 to further supplement the Original 8-K, as amended by Amendment No. 1, to provide under Item 9.01 “Financial Statements and Exhibits” the audited financial statements of ARCA biopharma Inc., as of and for the fiscal year ended December 31, 2008, including the report of its independent registered public accounting firm, KPMG LLP (“KPMG”).

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of ARCA biopharma, Inc., as of and for the fiscal years ended December 31, 2008 and 2007, including the report of its independent registered public accounting firm, KPMG, are filed with this Current Report on Form 8-K as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

N/A

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of KPMG LLP.

99.1	The audited financial statements of ARCA biopharma Inc., as of and for the fiscal years ended December 31, 2008 and 2007, including the report of its independent registered public accounting firm, KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc. (Registrant)

	By:	/s/ Kathryn E. Falberg
	Name:	Kathryn E. Falberg
	Title:	Chief Financial Officer and Chief Operating Officer

Dated: March 31, 2009

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP.

99.1	The audited financial statements of ARCA biopharma, Inc., as of and for the fiscal years ended December 31, 2008 and 2007, including the report of its independent registered public accounting firm, KPMG LLP.